Exhibit 23-a
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18309 and Form S-8 No. 333-167406) pertaining to the Nordson Employees’ Savings Trust Plan of our report dated June 17, 2010, with respect to the financial statements of the Nordson Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2009 and 2008.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 17, 2010